[LETTERHEAD OF LAZAR LEVINE & FELIX LLP]

                                        November 8, 2000

U.S. Securities & Exchange Commission
450 Fifth Avenue, N.W.
Washington, D.C. 20549

RE: Chell Group Corporation

Gentlemen:

We read and agree with the statements of Chell Group Corporation (the "Company") included in Item 4 of the Company's Current Report on Form 8-K, dated November 2, 2000, with respect to our firm's engagement as the Company's certifying accountants.

If you have any questions, please contact the undersigned.

                                        LAZAR LEVINE & FELIX LLP


                                        /s/ Neal Weisbrod
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                                        Neal Weisbrod, Partner